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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report:  October 1, 1998


                            IDEXX Laboratories, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                  (State or other jurisdiction of organization)


             0-19271                            01-0393723
    (Commission File Number)        (I.R.S. Employer Identification No.)
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     One IDEXX Drive, Westbrook, Maine                  04092
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    (Address of principal executive offices)          (Zip Code)

                                 (207) 856-0300
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              (Registrant's telephone number, including area code)




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Item 2.           Acquisition or Disposition of Assets.

                  On October 1, 1998, IDEXX Laboratories, Inc. (the "Company") acquired all of the shares of capital stock (the "Blue Ridge Shares") of Blue Ridge Pharmaceuticals, Inc. ("Blue Ridge") in consideration for (i) $39,089,486 in cash, (ii) promissory notes in the original principal amount of $7,830,456 (the "Notes"), (iii) 114,894 shares of the Company's Common Stock (the "Company Shares") and (iv) warrants to purchase an aggregate of 805,519 shares of the Company's Common Stock, exercisable at a price of $31.59 per share until December 31, 2003. In addition, the Company agreed to issue up to 1,240,875 shares of its Common Stock based on the achievement by the Company's pharmaceutical division (which currently consists primarily of Blue Ridge) of net sales and operating profit targets through 2004.

         The Notes, which bear interest at a rate of 5.5% annually and are payable in two equal installments on October 1, 1999 and October 1, 2000, were issued to certain key employees (and former shareholders) of Blue Ridge. The Company's obligations to repay the Notes is contingent, with certain exceptions, upon such employees continuing to be employed by Blue Ridge or the Company on the relevant payment date. The Company Shares are issuable by the Company on October 1, 2001, to a key employee (and former shareholder) of Blue Ridge, and the Company's obligation to issue the Company Shares is contingent, with certain exceptions, on such employee continuing to be employed by Blue Ridge or the Company on that date. The Company acquired the Blue Ridge Shares from Blue Ridge's 21 shareholders, who included private investors and employees. The purchase price was based upon the Company's determination of the fair value of Blue Ridge and negotiation with the Blue Ridge shareholders. The cash portion of the purchase price for the Shares was funded from the Company's available cash and short-term investments.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (a) Financial Statements of Business Acquired. This information will be filed by amendment on or prior to December 14, 1998.

             (b) Pro Forma Financial Information. This information will be filed by amendment on or prior to December 14, 1998.

             (c)      Exhibits

      *2.1 Stock Purchase Agreement dated as of September 23, 1998 by and among the Company, Blue Ridge and the stockholders of Blue Ridge. Certain schedules and exhibits to the agreement (each of which are identified in the agreement) have been omitted in reliance upon Rule 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish such schedules and exhibits to the Commission supplementally upon request.

      4.1 Form of Warrant dated October 1, 1998 to purchase Common Stock of the Company issued to shareholders of Blue Ridge other than employee shareholders.


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      4.2      Form of Warrant dated October 1, 1998 to purchase Common Stock of the Company issued to employee shareholders of Blue Ridge.

     10.1 Employment Agreement dated as of September 23, 1998 between the Company and Roland Johnson.



         * Confidential treatment has been requested as to certain portions.



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               IDEXX LABORATORIES, INC.


                                               BY:/S/ Ralph K. Carlton
                                                  -----------------------------
                                                  Ralph K. Carlton
                                                  Senior Vice President Finance
                                                  and Administration



         Date:  October 15, 1998